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                                                                       EXHIBIT P


                     AMENDED AND RESTATED VOTING AGREEMENT


          This AMENDED AND RESTATED VOTING AGREEMENT (the "Agreement") is made as of the date set forth on the signature page hereof by and among (i) Morgan Stanley Dean Witter & Co., a Delaware corporation (the "Company"), as successor to Morgan Stanley Group Inc. ("Morgan Stanley Group"), (ii) State Street Bank and Trust Company (the "Trustee"), as trustee under the Trust Agreement dated March 5, 1991 (the "Trust Agreement"), and (iii) each other person subject to this Agreement or a voting agreement substantially similar to this Agreement (collectively, the "Parties").

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, Morgan Stanley Group and the Trustee entered into the voting agreement, dated as of March 5, 1991 (the "Original Voting Agreement"), by and among Morgan Stanley Group, the Trustee and each other person signing a voting agreement substantially in the form of the Original Voting Agreement; and

          WHEREAS, effective May 31, 1997, Morgan Stanley Group merged with and into the Company and the Company succeeded to Morgan Stanley Group's rights and obligations under the Original Voting Agreement; and

          WHEREAS, various awards (either outstanding or future) of shares of the Company's common stock, par value $0.01 per share ("Company Stock"), options to acquire shares of Company Stock, and stock units payable in the form of shares of Company Stock under certain plans and arrangements of the Company, are conditioned on the individuals who receive such awards agreeing to the terms of an agreement substantially in the form of the Original Voting Agreement; and

          WHEREAS, the Parties now desire to amend and restate the Original Voting Agreement.

                               A G R E E M E N T
                               - - - - - - - - -

          The Parties hereto agree as follows:

1.   Definitions. The terms used herein that are not otherwise defined herein,
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     unless the context otherwise requires, shall have the meanings specified
     (i) in the instrument documenting the award pursuant to which the stock units, options to acquire Shares of Company Stock, and Shares (as defined below) subject to the provisions of this Agreement were granted, and (ii) in the Company plan or arrangement pursuant to which such award was granted. For purposes of this Agreement only, the following words and phrases shall have the following meanings, unless the context otherwise requires:
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     (a)  The term "own," when used in reference to Shares, shall mean any
          Shares owned of record or beneficially.

     (b)  The term "Shares" shall mean shares of Stock (as defined below).

     (c) The term "Stock" shall mean Company Stock or stock of any successor to the Company by merger or otherwise.

2.   Restrictions on Voting of Shares. The Trustee agrees to be bound by the
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     following provisions with respect to a Preliminary Vote (as defined below) in respect of the Shares.

     (a)  Preliminary Vote. Before any vote of the stockholders of the Company
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          at a meeting called with respect to any corporate action or before action is taken by stockholders of the Company by written consent, a vote (the "Preliminary Vote") shall be taken of those stockholders of the Company who are subject (i) to this Agreement, (ii) to
          Article IV of that certain stockholders' agreement, dated February 14, 1986, as amended (the "Stockholders' Agreement"), among the Company, as successor to Morgan Stanley Group, and the stockholders listed in Appendix A thereto (as the same may be supplemented, amended and modified from time to time), and (iii) to any other agreement to which the Company and one or more stockholders of the Company are parties containing provisions substantially similar to those contained in this Section 2, whether now in existence or hereinafter entered into. Such Preliminary Vote shall be taken in accordance with procedures established from time to time by the Board or a committee designated by the Board, upon all such matters upon which such stockholder vote or other action is proposed to be taken. In connection with such Preliminary Vote, the Trustee shall be permitted to vote the Shares then owned by the Trustee in the manner set forth in the Trust Agreement.

     (b)  Voting by the Trustee. At any meeting of the stockholders of the
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          Company called to vote with respect to any corporate action, or where action by stockholders of the Company is taken by written consent, the Trustee shall be required to vote or act by written consent with respect to all the Shares corresponding to stock units awarded to Trust Beneficiaries (as such term is defined in the Trust Agreement) then owned by the Trustee, as trustee, on all such matters on which action is proposed to be taken in accordance with the vote of the majority of the Shares present (in person or by proxy) and voting in the Preliminary Vote.

     (c)  Proxy Requirement. For purposes of effecting any vote described in
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          Section 2(b) of this Agreement, the Trustee shall be required to grant to the Secretary of the Company, or any officer designated in writing by the Secretary at least five (5) days prior to the meeting of stockholders of the Company called to vote with respect to any action or the taking of action by stockholders of the Company by written consent, a proxy (i) to vote the Trustee's Shares corresponding to stock units awarded to Trust Beneficiaries at such meeting or to take such action by written consent with respect to such Shares, in each case in accordance with Section 2(b) of this Agreement, and (ii) to vote such Shares in such proxyholder's

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          discretion upon any other business which properly comes before such meeting. The Trustee shall agree that any such proxy so granted shall not be revoked prior to any such meeting or the taking of any such action by written consent.

     (d)  Lapse of Restrictions Upon Transfer of Shares. The Trustee shall not
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          be bound by this Agreement as to Shares that are no longer held in trust by the Trustee but such Shares shall continue to be subject to this Agreement if the Trust Beneficiary is a party to this Agreement by reason of being subject to a voting agreement containing provisions substantially similar to those contained in this Section 2, it being recognized that a release by the Company of persons subject to such voting agreements containing provisions substantially similar to those contained in Section 2 shall terminate the application of this Agreement as to Shares held by such persons.

3.   Term. The undertakings and covenants of the undersigned set forth in this
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     Agreement, including, without limitation, the covenants of the undersigned with respect to the voting of Shares shall continue in full force and effect through and including May 31, 2022 unless previously renewed or extended, or until they have terminated or expired in accordance with the terms hereof.

4.   Successors and Assigns. This Agreement and all the terms and provisions
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     hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including any successors by merger or otherwise.

5.   Signature in Counterparts. This Agreement may be signed in counterparts,
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     each of which shall be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the entities named below has caused this Agreement to be executed by its duly authorized representative as of this 14th day of December, 1999.



                                MORGAN STANLEY DEAN WITTER & CO.


                                By: /s/ Martin M. Cohen
                                    -------------------
                                    Name:  Martin M. Cohen
                                    Title: Assistant Secretary


                               STATE STREET BANK AND TRUST COMPANY


                               By: /s/ Christine R. Walsh
                                   ----------------------
                                   Name:  Christine R. Walsh
                                   Title: Vice President

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